Exhibit 5.1

October 2, 2012

JAVELIN Mortgage Investment Corp.

3001 Ocean Drive, Suite 201
Vero Beach, Florida  32963

Re:         JAVELIN Mortgage Investment Corp.

Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as special counsel to JAVELIN Mortgage Investment Corp., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-11 filed on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance of 1,150,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), covered by the above-identified Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”). This opinion is being provided at your request in connection with the filing of the above-identified Registration Statement pursuant to Rule 462(b) under the Securities Act on the date hereof.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company’s Registration Statement on Form S-11 (File No. 333-182536) as filed with the Commission on July 3, 2012, as amended (the “Initial Registration Statement”); (iii) the form of Underwriting Agreement proposed to be entered into by and among the Company, as issuer, and Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein, filed as an exhibit to the Initial Registration Statement (the “Underwriting Agreement”); (iv) the Amended and Restated Articles of Incorporation of the Company, as currently in effect and as certified by the Secretary of State of the State of Maryland, filed as an exhibit to the Initial Registration Statement (the “Charter”); (v) the By-Laws of the Company, as currently in effect, filed as an exhibit to the Initial Registration Statement (the “By-Laws”); and (vi) certain resolutions of the Board of Directors of the Company relating to (A) the issuance and sale of the Shares, (B) the Charter and the By-Laws, (C) the specimen stock certificate and (D) other related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland and the federal laws of the United States of America, as in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman Senterfitt